Finisar Corporation Announces Results for Second Quarter Ended October 31, 2003

SUNNYVALE, CA -- 12/02/2003 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported its financial results for its second quarter ended October 31, 2003.

Finisar plans to review its second quarter results and discuss its current outlook for the balance of the year during its conference call for investors at 5:00 p.m. EST (2:00 p.m. PST) today, Tuesday, December 2, 2003. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

Total revenues in the second quarter of fiscal 2004 of $42.8 million were up 9% on a sequential basis from $39.4 million in the first quarter and 5% from $40.9 million in the second quarter of the prior year. Total revenues from the sale of optical subsystems of $36.4 million in the second quarter were up 6% on a sequential basis from $34.2 million in the first quarter and were up 13% from $32.2 million in the second quarter of the prior year. Sales of network test and monitoring systems of $6.3 million in the second quarter were up 21% on a sequential basis from $5.2 million in the first quarter but were down 28% from $8.7 million in the second quarter of the prior year.

The Company reported that cash and short-term investments totaled $236.8 million at the end of October, up $128.3 million from $108.5 million at the end of the prior quarter. The increase was due to the issuance in October 2003 of convertible subordinated notes due 2010 with net proceeds of $130.9 million. Cash and short-term investments exclude an additional $20.9 million of investments held in escrow to meet interest payment obligations under the Company's outstanding convertible subordinated notes. Excluding the net proceeds from the issuance of the new convertible notes and $1.9 million used to repurchase a portion of older convertible notes, the Company's burn rate was only $700,000 during the quarter reflecting significant progress in reducing inventory and trade accounts receivable.

"We are pleased with our performance at the top line and based on continuing strength in our incoming orders and backlog we believe that we should see another sequential increase in revenues next quarter," said Jerry Rawls, Finisar's President and CEO. "While we continue to reduce costs and expenses, recent leading supplier recognition awards from our customers Cisco and Ciena confirm the value we create with our ongoing investments in R&D. And, despite recent fund raising activities we continue to be focused on the efficient use of our operating cash as evidenced by our $8 million reduction in inventory during the quarter."

OPERATING RESULTS

The Company reported a net loss of $32.6 million, or $0.15 per share, for the second quarter of fiscal 2004, compared to a net loss of $41.2 million, or $0.20 per share, in the first quarter and a net loss of $63.2 million, or $0.33 per share, in the second quarter of fiscal 2003.

The Company reported a gross profit of $6.1 million, or 14.2% of revenues, during the second quarter of fiscal 2004, up from a gross loss of $1.7 million, or 4.3% of revenues, in the first quarter and a gross profit of $2.8 million, or 6.9% of revenues, in the second quarter of fiscal 2003. The increase in gross profit from the first quarter was primarily due to a reduction in the amount of charges incurred for inventory write offs for slow-moving and obsolete inventory.

Interest expense, net of interest income, for the second quarter of fiscal 2004 includes a non-cash charge of $5.7 million associated with the amortization of discount on our older convertible notes and an additional $8.4 million associated with the conversion of $17.8 million in principal amount of our older convertible notes into common stock in privately negotiated transactions concluded during the quarter.

Amortization of acquired developed technology, amortization of purchased intangibles, other acquisition costs and the cumulative effect of a change in accounting related to the adoption of SFAS 142 consist of merger-related costs associated with several acquisitions completed during fiscal years 2001 through 2003.

NON-GAAP FINANCIAL RESULTS

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results. A detailed reconciliation of the non-GAAP results to the GAAP results is provided in the "Non-GAAP Condensed Consolidated Statements of Operations" schedules below.

Operating results reported on a non-GAAP basis exclude a number of non-cash and cash charges related to deferred compensation, acquisitions, minority investments, inventory obsolescence, a discount associated with the Company's convertible debt offering in October 2001 and inducements associated with the conversion of a portion of the notes, the loss realized upon the closure of the Company's Demeter Technologies subsidiary and its German facility, and the accelerated depreciation on certain assets to be abandoned in connection with those closures along with other restructuring charges and a non-cash charge associated with the conversion of a portion of the Company's convertible subordinated notes.

The Company reported a non-GAAP gross margin of 22.7% in the second quarter of fiscal 2004, compared to 27.9% in the prior quarter and 24.5% in the second quarter of the prior year. Non-GAAP gross margin compared to the previous quarter was negatively impacted by lower production levels associated with a significant decrease in inventory, a charge for unusable material in inventory and higher spending levels in conjunction with the introduction of new products into manufacturing. The decrease in gross margin from the prior year was primarily related to lower revenues for network test and monitoring systems which have a higher gross margin. Revenues from the sale of network test and monitoring systems as a percent of total revenues declined from 21% in the prior year quarter to 15% in the current quarter.

The Company reported a non-GAAP pretax loss of $13.3 million in the second quarter compared to a pretax loss of $12.4 million in the prior quarter and a pretax loss of $16.6 million in the second quarter of the prior year. Because the Company does not intend to recognize any further tax benefits until it returns to profitability, the non-GAAP net loss for the second quarter totaled $13.4 million, or $0.06 per share, compared to a non-GAAP net loss of $12.6 million, or $0.06 per share, in the preceding quarter and $16.7 million, or $0.09 per share, in the second quarter of fiscal 2003.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines. Other risks relating to Finisar's business are set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company's headquarters is in Sunnyvale, California, USA. www.finisar.com.

                              Finisar Corporation
                      Consolidated Statement of Operations
                    (In thousands, except per share amounts)

                                   Three Months Ended    Six Months Ended
                                       October 31           October 31
                                   ------------------    ----------------
                                      2003     2002      2003      2002
                                   --------  --------  --------  ---------
Revenues
 Optical subsystems and components $ 36,432  $ 32,213  $ 70,620  $  71,490
 Network test and monitoring
  systems                             6,344     8,690    11,587     16,460
                                   --------  --------  --------  ---------
  Total revenues                     42,776    40,903    82,207     87,950

Cost of revenues                     32,041    32,655    68,503     69,578
Amortization of acquired
 developed technology                 4,656     5,441     9,312     12,836
                                   --------  --------  --------  ---------
Gross profit (loss)                   6,079     2,807     4,392      5,536
                                       14.2%      6.9%      5.3%       6.3%
Operating expenses:
 Research and development            13,695    15,994    34,610     31,510
 Sales and marketing                  4,557     5,570     8,857     11,726
 General and administrative           4,356     4,333     8,309      8,183
 Amortization of deferred
  compensation                          (49)   (1,933)     (353)      (552)
 Amortization of goodwill and
  purchased intangibles                 143       143       286        472
 Impairment of goodwill and
  intangible assets                       -         -         -        485
 Restructuring costs                    187     1,174     2,372      1,174
 Other acquisition costs                149      (166)      194         31
                                   --------  --------  --------  ---------
  Total operating expenses           23,038    25,115    54,275     53,029

Loss from operations                (16,959)  (22,308)  (49,883)   (47,493)
Interest income (expense), net      (15,026)   (1,583)  (20,534)    (2,924)
Other income, net                      (555)  (39,316)   (3,135)   (49,654)
                                   --------  --------  --------  ---------
Loss before income taxes and
 cumulative effect of an
 accounting change                  (32,540)  (63,207)  (73,552)  (100,071)
Provision (benefit) for
 income taxes                            33        30       246         91
                                   --------  --------  --------  ---------

Loss before cumulative effect of
 an accounting change               (32,573)  (63,237)  (73,798)  (100,162)
Cumulative effect of an
 accounting change to
 adopt SFAS 142                           -         0         -   (460,580)
Net loss                           $(32,573) $(63,237) $(73,798) $(560,742)
                                   ========  ========  ========  =========

Loss per share before
 cumulative effect of
 an accounting change              $  (0.15) $  (0.33) $  (0.35) $   (0.52)
                                   ========  ========  ========  =========
Cumulative per share effect of
 an accounting change
 to adopt SFAS 142                 $      -  $   0.00  $      -  $   (2.40)
                                   ========  ========  ========  =========
Loss per share - basic and
 diluted                           $  (0.15) $  (0.33) $  (0.35) $   (2.92)
                                   ========  ========  ========  =========
Shares used in per-share
 calculation - basic and diluted    215,826   194,341   211,357    191,905

                             Finisar Corporation
                          Consolidated Balance Sheet
                                (In thousands)

                                      October 31, 2003      April 30, 2003
ASSETS
                                         -----------          -----------
    Cash and cash equivalents            $   163,534          $    40,918
    Short-term investments                    73,259               78,520
    Restricted investments                    10,190                6,737
    Accounts receivable, trade (net)          24,317               23,390
    Accounts receivable, other                 6,767                5,362
    Inventories                               21,719               36,470
    Prepaid expenses                           1,762                2,341
    Deferred income taxes                      3,068                3,324
                                         -----------          -----------
       Total current assets                  304,616              197,062
    Property, plant, equipment
     and improvements, net                    96,725              112,125
    Restricted investments, long-term         10,669                3,307
    Purchased intangibles, net                43,312               52,910
    Goodwill, net                             19,985               19,838
    Minority investment                       25,056               28,844
    Other assets                              13,392                9,520
                                         -----------          -----------
    Total assets                         $   513,755          $   423,606
                                         ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Accounts payable                     $    17,418          $    22,872
    Accrued compensation                       5,358                4,449
    Other accrued liabilities                  9,797                8,474
    Income tax payable                           665                  536
    Current portion of other
     long-term liabilities                     2,000                1,384
    Non-cancelable purchase obligations        7,549                9,380
                                         -----------          -----------
       Total current liabilities              42,787               47,095
    Deferred income taxes                      3,070                3,324
    Convertible notes                        227,361               94,023
    Other long-term liabilities                2,200                4,184

    Common stock                                 219                  207
    Additional paid-in capital             1,255,368            1,219,424
    Notes receivable from stockholders          (753)              (1,077)
    Deferred stock compensation                 (447)              (1,045)
    Accumulated other
     comprehensive income                      1,118                  841
    Accumulated deficit                   (1,017,168)            (943,370)
                                         -----------          -----------
       Total stockholders' equity            238,337              274,980
                                         -----------          -----------
    Total liabilities and
     stockholders' equity                $   513,755          $   423,606
                                         ===========          ===========
The following non-GAAP financial results for the three and six month periods ended October 31, 2003, and October 31, 2002, have been adjusted to exclude non-cash and cash charges related to acquisitions and the writedown in goodwill as a result of adoption of FASB 142, deferred stock compensation, the amortization of acquired developed technology and other intangible assets associated with a number of acquisitions, the sale of assets of the Company's Sensors Unlimited subsidiary, inventory obsolescence, other non-recurring gains and losses, the impairment of certain assets and restructuring costs at the Company's Demeter Technologies subsidiary, the write-off of minority investments, amortization of the discount on the issuance of convertible debt and the non-cash charge associated with the conversion of a portion of convertible securities into equity. A reconciliation of these results to what is reported under GAAP is also included.

                                   Finisar Corporation
                      Non GAAP Consolidated Statement of Operations
                        (In thousands, except per share amounts)

                            Three Months Ended          Six Months Ended
                                October 31                 October 31
                         ----------   ----------   ----------   ----------
                             2003         2002         2003         2002
                         ----------   ----------   ----------   ----------
Revenues
 Optical subsystems
  and components         $   36,432   $   32,213   $   70,620   $   71,490
 Network test and
  monitoring systems          6,344        8,690       11,587       16,460
                         ----------   ----------   ----------   ----------
    Total revenues           42,776       40,903       82,207       87,950

Cost of revenues             33,076       30,869       61,500       65,062
                         ----------   ----------   ----------   ----------
Gross profit                  9,700       10,034       20,707       22,888
                               22.7%        24.5%        25.2%        26.0%
Operating expenses:
 Research and
  development                13,560       15,994       27,727       31,510
 Sales and marketing          4,557        5,570        8,857       11,726
 General and
  administrative              3,600        4,333        7,553        8,183
                         ----------   ----------   ----------   ----------
    Total operating
     expenses                21,717       25,897       44,137       51,419

Loss from operations        (12,017)     (15,863)     (23,430)     (28,531)
Interest income
 (expense), net                (959)        (415)      (1,683)        (623)
Other income
 (expense), net                (372)        (343)        (589)        (496)
                         ----------   ----------   ----------   ----------
Loss before
 income taxes               (13,348)     (16,621)     (25,702)     (29,650)
                         ----------   ----------   ----------   ----------
Provision for
 income taxes                    33           30          246           91
                         ----------   ----------   ----------   ----------
Net loss                 $  (13,381)  $  (16,651)  $  (25,948)  $  (29,741)
                         ==========   ==========   ==========   ==========
Net income loss
 per share - basic
 and diluted             $    (0.06)  $    (0.09)  $    (0.12)  $    (0.15)
                         ==========   ==========   ==========   ==========
Shares used in per-share
 calculation - basic        215,826      194,341      211,357      191,905

The above pro forma
results exclude the
following items which are
included in the company's
operating results when
presented in accordance
with generally accepted
accounting principles
(GAAP):
  Inventory write off
   net of sales of
   inventory previously
   written off           $      683  $     1,786  $     5,815  $     4,516
  Charge for rework
   material                       -            -        2,906            -
  Final settlement of
   vendor materials
   liability                 (1,718)           -       (1,718)           -
  Amortization of
   acquired developed
   technology                 4,656        5,441        9,312       12,836
  Amortization of
   deferred compensation        (49)      (1,933)        (353)        (552)
  Amortization of
   purchased intangibles        143          143          286          472
  Impairment of goodwill
   and intangible assets          -            -            -          485
  Costs for reduction
   in force                     188        1,174          188        1,174
  Other acquisition costs       149         (166)         194           31
  Non-employee
   option expense               891            -          891            -
  Other than temporary
   decline in value of
   investment in Ciena
   stock                          -            -          528            -
  Minority investment
   write off                    269        2,134        2,104       12,319
  Amortization of discount
   on convertible notes       5,715        1,168        8,088        2,301
  Cost from sale of Sensors       -       36,839            -       36,839
  Closure of Demeter           (274)           -        7,807            -
  Closure of German
   facility                     273            -        1,125            -
  Debt extinguishment
   costs                        (86)           -          (86)           -
  Debt conversion costs       8,352            -       10,763            -
  Cumulative effect of an
   accounting change to
   adopt SFAS 142                 -            -            -      460,580
                         ----------   ----------   ----------   ----------
GAAP net loss            $  (32,573)  $  (63,237)  $  (73,798)  $ (560,742)
                         ==========   ==========   ==========   ==========

Contact:
Steve Workman
VP Finance, Chief Financial Officer
408-548-1000

Shelby Palmer
Investor Relations
408-542-5050
investor.relations@finisar.com